EXHIBIT 4.20

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                         AMERICAN BIO MEDICA CORPORATION

      Warrant No. 001                                    Dated: October 28, 2000
      Amend No. 5

      This certifies that Steven Grodko (the "Holder"), for value received, is entitled, subject to the terms set forth below, to purchase from AMERICAN BIO MEDICA CORPORATION, a New York Corporation (the "Company"), 400,000, (Four hundred thousand) fully paid and nonassessable Common Shares (the "Warrant Shares") of the Company, par value $.01 per share (the "Stock"), at a price of $0.95 per share (the "Stock Purchase Price") at any time but not earlier than that Commencement Date (as defined below) or later than 5:00 pm (New York Time) on the Expiration Date (as defined below) upon surrender to the Company at its principal office at 122 Smith Road, Kinderhook, New York 12106, Attention:
Corporate Secretary (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the form of Exercise Notice attached hereto duly completed and signed upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which the Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date (as defined below). "Commencement Date" shall mean the date of this Warrant. "Expiration Date" shall mean the sixth anniversary of the Commencement Date.

      This  Warrant is subject to the following terms and conditions:

      1.    Exercise; Issuance of Certificates; Payment for Warrant Shares.

      (a) This Warrant is exercisable by payment of the Stock Purchase Price by cash payment, certified check or wire transfer, in the manner set forth above at the option of the Holder at any time but not earlier than the Commencement Date or later than 5:00 pm (New York Time) on the Expiration Date for all or a portion of the shares of Stock subject to this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares (unless the Conversion Right is exercised). Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased shall be delivered to the Holder by the Company's transfer agent at the Company's expense within a reasonable amount of time after the rights represented by this Warrant have been exercised. The stock certificate(s) so delivered shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the limitations contained in
Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms of, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

                                                                               1
                                  Exhibit 4.20

      (b) Subject to the mutual agreement of the Company and the Holder, in lieu of the payment of the Stock Purchase Price, the Holder may require the Company to convert this Warrant into shares of Stock (the "Conversion Right") as provided for in this Section 1(b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of share of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Value (as defined in Section 1(d) below) for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Market Value.

      (c) The Conversion Right may be exercised by the Holder by delivering the Warrant Certificate with a duly executed Exercise Notice in the form attached hereto with the conversion section completed by the Company.

      (d) For the sole purpose of determining the number of Warrant Shares which shall be delivered to the Holder by the Company pursuant to the Conversion Right as ser forth in Section 1(b) above, "Market Value" shall mean the average daily closing price of a share of the Stock listed on the Nasdaq SmallCap Market (or such other exchange or quotation system on which the Stock may then be listed) for the ten (10) consecutive days of trading ending on the third business day immediately preceding the date of exercise of such Conversion Right, or in the event the Stock is not then publicly traded, the Market Value shall be determined in good faith by the Company and the Holder. In the event the Parties are unable to agree upon the Market Value within thirty (30) days of the date of exercise of the Conversion Right, the Market Value shall be determined by a nationally recognized investment banking firm by lot from two (2) investment baking firms chosen by the Company and two (2) investment banking firms chosen by the Holder, none of which shall have been engaged by either Party within five
(5) years prior to the date of selection.

      2. Shares to be fully paid; Reservation of Shares.

      The Company covenants and agrees that the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonasessable and free from all preemptive rights of any stockholder and free of all taxes (other than income taxes which may be applicable to the Holder), liens and charges with respect to the issuance thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirement of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

      3. Adjustment of Stock Purchase Price and Number of Shares.

      The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

      3.1 Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision of declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

                                                                               2
                                  Exhibit 4.20

      3.2 Anti-dilution Protection. If at any time prior to the exercise of this Warrant in full, the Company shall issue or sell any Common Stock or securities (the "Additional Securities") convertible in Common Stock for consideration per share (the "Adjusted Per Share Price") (in cash, property or other assets) less than the Stock Purchase Price on the date of such issuance or sale of Additional Securities, the Stock Purchase Price in effect immediately prior to such issuance or sales shall be reduced to the Adjusted Per Share Price, and the number of Warrants issuable upon exercise of this Warrant shall be proportionately increased such that the aggregate number of Warrant Shares issuable under this Warrant multiplied by the Adjusted Per Share Price shall equal [$905,619] adjusted for any prior exercises. The foregoing adjustment shall not be made in the event the Company issues or sells Additional Securities upon exercise of outstanding options or warrants as of the Commencement Date or options reserved for issuance under the Company's stock option plans as of the Commencement Date. The anti-dilution protection contained herein shall not be applicable to any shares already outstanding pursuant to an exercise of this Warrant.

      3.3 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price of any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company. The notice shall be signed by and authorized officer of the Company and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of share purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the fact upon which such calculation is based.

      3.4 Other Notices. If at any time:

      (a)   the Company shall declare any cash dividend upon its Stock;

      (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

      (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of the Holder as shown on the books of the Company, (i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote with respect of any such dissolution, liquidation or winding-up, (ii) at least ten
(10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and
(iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least ten (10) days written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution, or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation or winding-up, as the case may be.

                                                                               3
                                  Exhibit 4.20

      3.5 Changes in Stock. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or the Company shall make a distribution of its shares, other than regular cash dividends on its outstanding stock, or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the `Consummation Date", then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which the Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if the Holder had exercised such Warrant immediately prior thereto. The provision of the Section 3.5 shall similarly apply to successive Transactions.

      4. Investment Representations.

      By receipt of this Warrant, and by its execution, the Holder represents to the Company the following:

      (a) the Holder understands that this Warrant and any Stock purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws;

      (b) the Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant;

      (c) the Holder is acquiring this Warrant for investment in the Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act"); and

      (d) the Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

      5. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

      6. No Voting or Dividend Rights; Limitation on Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election or directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. In addition, if the Holder of the Warrant does not exercise this Warrant or convert this Warrant pursuant to Section 1(b) above prior to the occurrence of an event described above, except as provided in Section 3.1 and 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock pursuant to such an event. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

                                                                               4
                                  Exhibit 4.20

      7.  Restrictions  on  Transferability   of  Securities;   Compliance  with
Securities Act.

      7.1 Restrictions on Transferability. This Warrant and the Warrant Shares shall not be transferable in the absence of the effectiveness of a registration statement with respect to such securities under the Act, or an exemption therefrom. This Warrant and the Warrant Shares may be transferred in any manner of compliance with applicable law.

      7.2 Restrictive Legend. In the absence of the effectiveness of registration under the Act, or an exemption therefrom as contemplated by Section 7.1, each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE
      TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

      8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only be an instrument in writing signed by the party against which enforcement of the same is sought.

      9. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in the first paragraph of this Warrant.

      10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New Jersey without reference to the principles of conflicts of law.

      11. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing Warrant Shares and in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company, at its expense will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

                                                                               5
                                  Exhibit 4.20

      12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the Holder entitled to such fraction a sum of cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is not public market for such shares, then as shall be reasonably determined by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of the date first written above.

                                               AMERICAN BIO MEDICA CORPORATION

                                               By: /s/ Melissa A. Decker
                                                   --------------------------
                                                   Name: Melissa A. Decker
                                                   Title: Corporate Secretary

                                               By: /s/ Keith E. Palmer
                                                   --------------------------
                                                   Name: Keith E. Palmer
                                                   Title: CFO & Director

                                                                               6
                                  Exhibit 4.20

                             FORM OF EXERCISE NOTICE
              (To be signed and delivered upon exercise of Warrant)

AMERICAN BIO MEDICA CORPORATION
122 Smith Road
Kinderhook, New York 12106

      The undersigned, the Holder of the within Warrant (Warrant Certificate Number 001, Amend No. 5), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ Common Shares, par value $0.01 per share (the "Stock"), of AMERICAN BIO MEDICA CORPORATION (the "Company"), and subject to the following paragraph, herewith makes payment of __________ Dollars ($__________) therefore and requests that the certificate(s) for such shares be issued in the name of, and delivered to, __________ whose address is __________.

      The undersigned does/does not (circle one) request the exercise of the within Warrant pursuant to the "Conversion Right" set forth in Section 1(b) of the Warrant.

DATED:
      ---------------------
                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant)

---------------------------

---------------------------              (Address)

                                                                               7
                                  Exhibit 4.20